SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 20, 2001

                             ONEIDA FINANCIAL CORP.
               (Exact Name of Registrant as Specified in Charter)

  United States of America              000-25101                16-1561678
-----------------------------      ---------------------     -----------------
(State or Other Jurisdiction)      (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


182 Main Street, Oneida, New York                                13421-1676
---------------------------------------                       -----------------
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:  (315) 363-2000



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.   Other Events

     On November 20, 2001 Oneida Financial Corp. ("SBC"). Under the terms of the Agreement, SBC will be merged into the Bank, all shares of SBC will be cancelled, and the Registrant will pay $102.60 per share in cash for each of the outstanding shares of SBC's common stock.

     The aggregate purchase price for the transaction is approximately $11.9 million.

     Consummation of the merger is subject to approval by SBC's shareholders and the receipt of all required regulatory approvals. It is anticipated that the transaction will be completed during the second quarter of the year 2002.

Item 7.    Financial Statements, Pro Forma Financial Information, and Exhibits

     The following Exhibit is filed as part of this report:

       Exhibit No.                        Description

        2                  Agreement and Plan of Merger By and Between
                           Oneida Financial Corp., The Oneida Savings Bank and SBC Financial Corp. Dated as of November 20, 2001

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          ONEIDA FINANCIAL CORP.



DATE: December 3, 2001              By:   /s/ Eric E. Stickels
                                        -----------------------------------
                                          Eric E. Stickels
                                          Senior Vice President
                                           and Chief Financial Officer

                                  EXHIBIT INDEX

     The following Exhibit is filed as part of this report:

         Exhibit No.                                 Description


         2 Agreement and Plan of Merger By and Between Oneida Financial Corp., The Oneida Savings Bank and SBC Financial Corp.
                                   Dated as of November 20, 2001

                                   Exhibit 2
                                Merger Agreement

                          AGREEMENT AND PLAN OF MERGER

                                 By and Between

                             ONEIDA FINANCIAL CORP.

                             THE ONEIDA SAVINGS BANK

                                       and

                               SBC FINANCIAL CORP.


                          DATED AS OF NOVEMBER 20, 2001

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I         CERTAIN DEFINITIONS..........................................2
---------         -------------------

Section 1.01      Definitions..................................................2
------------      -----------

ARTICLE II        THE MERGER AND EXCHANGE OF SHARES............................7
----------        ---------------------------------

Section 2.01      The Merger; Effects of Merger; Surviving Corporation.........7
------------      ----------------------------------------------------
Section 2.02      Conversion of Shares.........................................8
------------      --------------------
Section 2.03      Exchange Procedures..........................................9
------------      -------------------

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF SBC AND STATE BANK........10
-----------       ----------------------------------------------------

Section 3.01      Organization................................................10
------------      -------------
Section 3.02      Capitalization..............................................11
------------      ---------------
Section 3.03      Authority; No Violation.....................................12
------------      ------------------------
Section 3.04      Consents....................................................12
------------      --------
Section 3.05      Financial Statements........................................13
------------      --------------------
Section 3.06      Taxes.......................................................13
------------      -----
Section 3.07      No Material Adverse Effect..................................14
------------      --------------------------
Section 3.08      Contracts...................................................14
------------      ---------
Section 3.09      Ownership of Property; Insurance Coverage...................15
------------      -----------------------------------------
Section 3.10      Legal Proceedings...........................................16
------------      -----------------
Section 3.11      Compliance With Applicable Law..............................16
------------      ------------------------------
Section 3.12      ERISA/Employee Compensation.................................17
------------      ---------------------------
Section 3.13      Brokers, Finders and Financial Advisors.....................19
------------      ---------------------------------------
Section 3.14      Environmental Matters.......................................19
------------      ---------------------
Section 3.15      Loan Portfolio..............................................21
------------      --------------
Section 3.16      Related Party Transactions..................................22
------------      --------------------------
Section 3.17      Schedule of Termination Benefits............................22
------------      --------------------------------
Section 3.18      Deposits....................................................23
------------      --------
Section 3.19      Antitakeover Provisions Inapplicable; Required Vote
                  of Stockholders.............................................23
------------      ---------------------------------------------------
Section 3.20      Fairness Opinion............................................23
------------      ----------------
Section 3.21      Administration of Fiduciary Accounts........................23
------------      ------------------------------------
Section 3.22      Derivative Transactions.....................................23
-------------     -----------------------
Section 3.23      Information in the Proxy Statement..........................24
------------      ----------------------------------
Section 3.24      Good Faith..................................................24
------------      ----------

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF ONEIDA FINANCIAL..........24
----------        --------------------------------------------------

Section 4.01      Organization................................................24
------------      ------------
Section 4.02      Authority; No Violation.....................................25
------------      -----------------------
Section 4.03      Consents....................................................26
------------      --------
Section 4.04      Compliance With Applicable Law..............................26
------------      ------------------------------
Section 4.05      Information to be Supplied..................................26
------------      --------------------------
Section 4.06      Financing...................................................27
------------      ---------

ARTICLE V         COVENANTS OF THE PARTIES....................................27
---------         ------------------------

Section 5.01      Conduct of SBC's Business...................................27
------------      -------------------------
Section 5.02      Access; Confidentiality.....................................30
------------      -----------------------
Section 5.03      Regulatory Matters and Consents.............................31
------------      -------------------------------
Section 5.04      Taking of Necessary Action..................................32
------------      --------------------------
Section 5.05      Certain Agreements..........................................32
------------      ------------------
Section 5.06      No Other Bids and Related Matters...........................34
------------      ---------------------------------
Section 5.07      Duty to Advise; Duty to Update the SBC Disclosure Schedules.35
------------      -----------------------------------------------------------
Section 5.08      Conduct of Oneida Financial's Business......................35
------------      --------------------------------------
Section 5.09      Board and Committee Minutes.................................36
------------      ---------------------------
Section 5.10      Undertakings by SBC and Oneida Financial....................36
------------      ----------------------------------------
Section 5.11      Employee and Termination Benefits; Directors and Management.38
------------      -----------------------------------------------------------
Section 5.12      Duty to Advise; Duty to Update Oneida Financial's Disclosure
                  Schedules...................................................39
------------      -----------------------------------------------------------
Section 5.13      Governance and Related Matters..............................40
------------      ------------------------------

ARTICLE VI        CONDITIONS..................................................40
----------        ----------

Section 6.01      Conditions to SBC's Obligations under this Agreement........40
------------      ----------------------------------------------------
Section 6.02      Conditions to Oneida Financial's and Oneida Savings'
                  Obligations under this Agreement............................41
------------      ----------------------------------------------------

ARTICLE VII       TERMINATION, WAIVER AND AMENDMENT...........................42
-----------       ---------------------------------

Section 7.01      Termination.................................................42
------------      -----------
Section 7.02      Effect of Termination.......................................44
------------      ---------------------

ARTICLE VIII      MISCELLANEOUS...............................................44
------------      -------------

Section 8.01      Expenses....................................................44
------------      --------
Section 8.02      Non-Survival of Representations and Warranties..............45
------------      ----------------------------------------------
Section 8.03      Amendment, Extension and Waiver.............................45
------------      -------------------------------
Section 8.04      Entire Agreement............................................45
------------      ----------------
Section 8.05      No Assignment...............................................46
------------      -------------
Section 8.06      Notices.....................................................46
------------      -------
Section 8.07      Captions....................................................47
------------      --------
Section 8.08      Counterparts................................................47
------------      ------------
Section 8.09      Severability................................................47
------------      ------------
Section 8.10      Specific Performance........................................47
------------      --------------------
Section 8.11      Governing Law...............................................47
------------      -------------

Exhibits:

         Exhibit A     Form of SBC Voting Agreement
         Exhibit B     Agreement of Merger
         Exhibit C     Plan of Complete Liquidation and Dissolution
         Exhibit 6.1   Form of Tax Opinion of Counsel for Oneida Financial Corp.

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 20, 2001, is by and among Oneida Financial Corp., a Federal corporation ("Oneida Financial"), The Oneida Savings Bank, a New York-chartered savings bank ("Oneida Savings") and SBC Financial Corporation, a New York corporation ("SBC"). Each of Oneida Financial, Oneida Savings and SBC is sometimes individually referred to herein as a "party," and Oneida Financial, Oneida Savings and SBC are sometimes collectively referred to herein as the "parties."

                                    RECITALS

     1. Oneida Financial is a registered savings and loan holding company, with its principal offices located in Oneida, New York. Oneida Financial owns all of the issued and outstanding capital stock of Oneida Savings, with its principal offices located in Oneida, New York.

     2. SBC is a registered bank holding company, with its principal offices located in Chittenango, New York. SBC owns all of the issued and outstanding capital stock of State Bank of Chittenango ("State Bank"), a New York chartered commercial bank, with its principal offices located in Chittenango, New York.

     3. The respective Boards of Directors of Oneida Financial, Oneida Savings and SBC deem it advisable and in the best interests of their stockholders to consummate the business combination transaction contemplated by this Agreement in which (i) Oneida Savings will incorporate Oneida Merger Corp, which will merge into SBC with SBC as the resulting corporation, and in connection therewith each outstanding share of SBC Common Stock will be cancelled in exchange for the cash payments specified herein, and (ii) immediately following
(i), SBC shall be liquidated with the result that Oneida Savings will acquire the assets and liabilities of SBC and SBC shall cease to exist. Concurrently with (i) State Bank will amend its charter to limit its powers to those permitted by Section 1841(a)(5)(E) of the BHCA, and the assets and liabilities of State Bank (other than municipal deposits and certain permitted assets) will be transferred to Oneida Savings. Following completion of (ii), State Bank will be held as a subsidiary of Oneida Savings.

     4. As an inducement to Oneida Financial to enter into this Agreement, certain stockholders of SBC will enter into a stockholder voting agreement with Oneida Financial pursuant to which, among other things, such SBC stockholders will agree to vote their shares of SBC Common Stock in favor of this Agreement and the transactions contemplated by this Agreement.

     5. The parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Merger, and the other transactions contemplated by this Agreement and the SBC Voting Agreement (collectively, the "Merger Documents").

     6. In consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         Section 1.01      Definitions

     Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Acquisition Proposal" has the meaning set forth in Section 5.06.

     "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

     "Agreement" means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between Oneida Financial, Oneida Merger Corp and SBC.

     "Applications" means the applications for regulatory approval which are required by the transactions contemplated hereby.

     "BIF" means the Bank Insurance Fund administered by the FDIC.

     "BHCA" means the Bank Holding Company Act of 1956, as amended.

     "Closing" means the corporate action taken by the parties following the approval of the Agreement by stockholders of SBC and all relevant conditions of the Agreement having been satisfied or waived. At Closing, the parties shall exchange certificates, letters and other documents required by this Agreement.

     "Closing Date" means the date determined by Oneida Financial, in its sole discretion, upon five (5) days prior written notice to SBC, but in no event later than thirty (30) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which Oneida Financial and SBC shall mutually agree.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Compensation and Benefit Plans" means the benefit plans of SBC or any SBC subsidiary described in Section 3.12 hereof.

     "Confidentiality Agreement" means the letter agreement between Oneida Financial and SBC dated August 10, 2001.

     "Department" means the Banking Department of the State of New York.

     "DOL" means the U.S. Department of Labor.

     "Environmental Laws" means any Federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction, common law or agreement with any Federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety relating to the presence of Hazardous Material, or (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Material, in each case as amended and now in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

     "Exchange Agent" means the entity selected by Oneida Financial and agreed to by SBC, as provided in Section 2.03(a) of this Agreement.

     "FDIA" means the Federal Deposit Insurance Act, as amended.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FRB" means the Board of Governors of the Federal Reserve System.

     "GAAP" means generally accepted accounting principles as in effect at the relevant date and consistently applied.

     "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     "HOLA" means the Home Owners' Loan Act, as amended.

     "IRC" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known, or should have been known, by the officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Regulatory Authority or any other material written notice received by that Person.

     "Loan Property" shall have the meaning given to such term in Section 3.14(b) of this Agreement.

     "Material Adverse Effect" shall mean, with respect to SBC, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the market value of the investment securities of SBC due to a change in interest rates generally, (ii) any individual or combination of changes occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, or (iii) any action taken by SBC or any SBC Subsidiary at the written request of Oneida Financial.

     "Merger" means the merger of Oneida Merger Corp into SBC with SBC as the surviving corporation as described in Section 2.01 hereof.

     "Merger Consideration" means the consideration payable to each holder of SBC Common Stock pursuant to Section 2.02(i) of this Agreement.

     "Merger Documents" means the Agreement, Agreement of Merger and the SBC Voting Agreement.

     "Merger Effective Date" means that date upon which the certificate of merger as to the merger of Oneida Merger Corp with and into SBC is filed with both the OTS, in accordance with the Rules and Regulations of the OTS, and the New York Department of State, in accordance with the NYBCL, or as otherwise stated in the certificates of merger.

     "NYBCL" means the New York Business Corporation Law.

     "Oneida Financial" means Oneida Financial Corp., a federally-chartered corporation.

     "Oneida  Financial  Common  Stock"  has the  meaning  given to that term in
Section 4.02(a) of this Agreement.

     "Oneida Financial Disclosure Schedules" means the Disclosure Schedules delivered by Oneida Financial to SBC pursuant to Article IV of this Agreement.

     "Oneida Financial Financials" means (i) the audited consolidated financial statements of Oneida Financial as of December 31, 2000 and 1999 and for the three years ended December 31, 2000, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Oneida Financial as of each calendar quarter thereafter included in Securities Documents filed by Oneida Financial.

     "Oneida Financial Regulatory Reports" means the Call Reports of Oneida Savings and accompanying schedules, as filed with the FDIC, for each calendar quarter beginning with the quarter ended March 31, 2000, through the Closing Date, and all Annual Reports on Form FR Y-6 any Current Report of on Form FR Y-6A filed with the FRB and any H(b)-11 filed by Oneida Financial with the OTS by Oneida Financial from September 30, 2001 through the Closing Date.

     "Oneida Financial Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Oneida Financial or Oneida Savings, except any corporation the stock of which is held as security by Oneida Savings in the ordinary course of its lending activities.

     "Oneida Merger Corp." means Oneida Merger Corp., a New York corporation and wholly-owned subsidiary of Oneida Savings.

     "Oneida Savings" means The Oneida Savings Bank, a New York-chartered savings bank headquartered in Oneida, New York.

     "OTS" means the Office of Thrift Supervision.

     "Participation  Facility"  shall  have the  meaning  given to such  term in
Section 3.14(b) of this Agreement.

     "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

     "Previously Disclosed" shall mean disclosed in a writing by either party in a disclosure schedule (the "Disclosure Schedule") dated of even date herewith from the party making such disclosure and delivered to the other party prior to the execution of this Agreement. Any information disclosed by one party to the other for any purpose hereunder shall be deemed to be disclosed for all purposes hereunder.

     "Proxy Statement" means the proxy statement, together with any supplements thereto, to be transmitted to holders of SBC Common Stock in connection with the transactions contemplated by this Agreement.

     "Regulatory Agreement" has the meaning given to that term in Section 3.11 of this Agreement.

     "Regulatory Authority" means any agency or department of any federal or state government, including without limitation the Superintendent, the FDIC, the FRB, the OTS, the SEC or the respective staffs thereof.

     "Rights" means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

     "SAIF" means the Savings Association Insurance Fund administered by the FDIC.

     "SBC" means SBC Financial Corp., a New York corporation.

     "SBC Common Stock" means the common stock of SBC described in Section 3.02(a).

     "SBC Disclosure Schedules" means the Disclosure Schedules delivered by SBC to Oneida Financial pursuant to Article III of this Agreement.

     "SBC Financials" means (i) the audited consolidated financial statements of SBC as of December 31, 2000 and for the three years ended December 31, 2000, including the notes thereto, and (ii) the consolidated financial statements of SBC as of each calendar quarter thereafter through the Closing Date, included in SBC Regulatory Reports filed by SBC with the FRB.

     "SBC Regulatory Reports" means the Call Reports of State Bank and accompanying schedules, as filed with the FDIC or Department, for each calendar quarter beginning with the quarter ended March 31, 2000, through the Closing Date, and all Annual Reports on Form FR Y-6, any Current Report on Form FRY-6A filed with the FRB by SBC from December 31,1999 through the Closing Date.

     "SBC Voting Agreement" means the Agreement between certain stockholders and Oneida Financial and Oneida Savings to vote their shares of SBC stock in favor of the Merger.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

     "Securities Laws" means the Securities Act and the Exchange Act.

     "State Bank" means the State Bank of Chittenango, a New York-chartered commercial bank headquartered in Chittenango, New York.

     "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Oneida Financial or SBC, as the case may be, in the ordinary course of its lending activities.

     "Superintendent" means the Superintendent of Banks of the State of New York, and where appropriate includes the State of New York Banking Department and the Banking Board of the State of New York.

     "Superior Proposal" has the meaning set forth in Section 5.06.

                                   ARTICLE II
                        THE MERGER AND EXCHANGE OF SHARES

     Section 2.01 The Merger; Effects of Merger; Surviving Corporation

     (a) (i) On the Merger Effective Date, Oneida Merger Corp shall merge with and into SBC with SBC as the surviving or resulting corporation (the "Merger"). As a result of the Merger, the separate existence of Oneida Merger Corp shall cease, and SBC as the surviving or resulting corporation in the Merger (the "Surviving Corporation") shall become a wholly-owned subsidiary of Oneida Savings. As a result of the Merger all of the property (real, personal and mixed), rights, powers and duties and obligations of Oneida Merger Corp shall be transferred to, assumed by and vested in SBC, as the Surviving Corporation in the Merger, without further act or deed, all in accordance with the applicable New York and federal law. The Closing of the Merger shall take place on the Closing Date at the executive offices of Oneida Savings, or such other location as determined by Oneida Financial and Oneida Savings.

     (ii) On the Merger Effective Date, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as the Certificate of Incorporation of Oneida Merger Corp, as in effect immediately prior to the Merger Effective Date; and the Bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as the Bylaws of Oneida Merger Corp, as in effect immediately prior to the Merger Effective Date, until thereafter altered, amended or repealed in accordance with applicable law.

     (iii) On the Merger Effective Date, the directors of Oneida Merger Corp duly elected and holding office immediately prior to the Merger Effective Date shall be the directors of the Surviving Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     (iv) On the Merger Effective Date, the officers of Oneida Merger Corp duly elected and holding office immediately prior to the Merger Effective Date shall be the officers of the Surviving Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

     (b) Notwithstanding any provision of this Agreement to the contrary, Oneida Financial may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the stockholders, directors or officers of SBC as a result of such modification, (ii) the Merger Consideration, and the obligations under Sections
5.11 and 5.13 are not thereby changed or reduced in amount because of such modification, (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals, (iv) it does not result in any representation or warranty of any party set forth in this Agreement becoming incorrect in any material respect, and (v) it does not diminish the benefits of any officer, director or employee of SBC pursuant to this Agreement or any separate agreement contemplated hereby.

     Section 2.02 Conversion of Shares

     On the Merger Effective Date, by virtue of the Merger and without any action on the part of SBC or the holders of shares of SBC Common Stock:

     (i) Each outstanding share of SBC Common Stock issued and outstanding on the Merger Effective Date, except as provided in clauses (ii) and (v) of this Section, shall cease to be outstanding, shall cease to exist and shall be converted into the right to receive $102.60 in cash (referred to as the "Merger Consideration").

     (ii) Any shares of SBC Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) on the Merger Effective Date shall cease to exist, the certificates for such shares shall as promptly as practicable be canceled, such shares shall not be converted into the Merger Consideration, and no cash or shares of capital stock of Oneida Financial shall be issued or exchanged therefor.

     (iii) Each share of Oneida Financial Common Stock issued and outstanding immediately before the Merger Effective Date shall remain an outstanding share of Oneida Financial Common Stock.

     (iv) The holders of certificates representing shares of SBC Common Stock (any such certificate being hereinafter referred to as a "Certificate") shall cease to have any rights as stockholders of SBC, except such rights, if any, as they may have pursuant to this Agreement or applicable law.

     (v) Following the Merger Effective Date, Oneida Savings shall pay for any dissenters' shares in accordance with Section 623 of the NYBCL, provided that if appraisal rights under Section 910 of the NYBCL with respect to any dissenters' shares shall have been effectively withdrawn or lost, such shares will only be entitled to be converted into the right to receive the Merger Consideration.

     Section 2.03 Exchange Procedures

     (a) As promptly as practicable and in any event within ten (10) business days after the Merger Effective Date, an Exchange Agent designated by Oneida Financial shall mail to each holder of record of an outstanding share Certificate or Certificates a Letter of Transmittal containing instructions for the surrender of the Certificate or Certificates held by such holder for payment therefor. Upon surrender of the Certificate or Certificates to the Exchange
Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive in exchange therefor the Merger Consideration, without interest thereon. The Exchange Agent shall send payments within three business days after the receipt of properly submitted documents.
Approval of this Agreement by the stockholders of SBC shall constitute authorization for Oneida Financial to designate and appoint such Exchange Agent. Neither Oneida Financial nor the Exchange Agent shall be obligated to deliver the Merger Consideration to a former stockholder of SBC until such former stockholder surrenders his Certificate or Certificates or, in lieu thereof, any such appropriate affidavit of loss and indemnity agreement and bond as may be reasonably required by Oneida Financial. The Exchange Agent in its agreement shall be obligated to pay the Merger Consideration in accordance with this Agreement.

     (b) If payment of the Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (c) On or within one day of the Merger Effective Date, Oneida Financial shall deposit or cause to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the SBC stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 hereof.

     (d) The payment of the Merger Consideration upon the conversion of SBC Common Stock in accordance with the above terms and conditions shall be deemed to be paid in full satisfaction of all rights pertaining to such SBC Common Stock.

     (e) Promptly following the date which is twelve (12) months after the Merger Effective Date, the Exchange Agent shall deliver to Oneida Financial all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of SBC Common Stock may surrender such Certificate to Oneida Financial and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration multiplied by the number of shares of SBC Common Stock formerly represented by such Certificate, without any interest or dividends thereon.

     (f) After the Closing, there shall be no transfers on the stock transfer books of SBC of the shares of SBC Common Stock, which are outstanding immediately prior to the Merger, and the stock transfer books of SBC shall be closed with respect to such shares. If, after the Merger Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

     (g) In the event any certificate for SBC Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of the fact by the holder thereof, the cash to be paid in the Merger as provided for herein; provided, however, that Oneida Financial may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such reasonable sum as Oneida Financial may request as indemnity against any claim that may be made against SBC, Oneida Financial or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed.

     (h) Oneida Financial is hereby authorized to adopt additional rules and regulations with respect to the matters referred to in this Section 2.03 not inconsistent with the provisions of this Agreement.

                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF SBC AND STATE BANK

     SBC and State Bank represent and warrant to Oneida Financial and Oneida Savings that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in an SBC Disclosure Schedule. SBC has made a good faith effort to ensure that the disclosure on each schedule of the SBC Disclosure Schedules corresponds to the section reference herein. However, for purposes of the SBC Disclosure Schedules, any item set forth in an SBC Disclosure Schedule is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

     Section 3.01 Organization.

     (a) SBC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and is duly registered as a bank holding company under the BHCA. SBC has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on SBC.

     (b) State Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the State of New York. Except as set forth in SBC DISCLOSURE SCHEDULE 3.01(b), State Bank is the only SBC Subsidiary. The deposits of State Bank are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by State Bank. SBC has heretofore made available to Oneida Financial a complete and correct copy of the Certificate of Incorporation and By-laws or comparable organizational documents, each as amended to the date hereof, of each of SBC and its Subsidiaries.

     (c) Except as disclosed in SBC DISCLOSURE SCHEDULE 3.01(c), the respective minute books of SBC and each SBC Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

     Section 3.02 Capitalization.

     (a) The authorized capital stock of SBC consists of 500,000 shares of Common Stock, $5.00 par value per share ("SBC Common Stock"), and no shares of preferred stock. There are 116,079 shares of SBC Common Stock validly issued and outstanding, all of which are fully paid and non-assessable. Neither SBC nor any SBC Subsidiary has or is bound by any Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on, any shares of SBC Common Stock, or any other security of SBC or any securities representing the right to vote, purchase or otherwise receive any shares of SBC Common Stock or any other security of SBC. SBC has granted no other rights through an option, warrant, or other derivative instrument, to acquire SBC Common Stock.

     (b) SBC owns all of the capital stock of State Bank free and clear of any lien or encumbrance. Except for the SBC Subsidiaries, and as set forth in SBC DISCLOSURE SCHEDULE 3.02(b), SBC does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of SBC Subsidiaries, equity interests held by SBC Subsidiaries in a fiduciary capacity, equity interests held in connection with the lending activities of SBC Subsidiaries, and equity interests held as of the date of this Agreement by SBC as passive investments not representing 5% or more of any class of stock of any issuer. Except as disclosed in the SBC DISCLOSURE
SCHEDULE 3.02(b), all the outstanding shares of capital stock of each SBC Subsidiary are validly issued, fully paid and non-assessable and are owned by SBC or by a wholly-owned subsidiary of SBC, free and clear of any liens. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the sale, issuance or voting of any shares of the issued or unissued capital stock of any SBC Subsidiary which have been issued, granted or entered into by SBC or any of its Subsidiaries.

     (c) No Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of SBC Common Stock, except as disclosed in the SBC DISCLOSURE SCHEDULE 3.02(c).

     Section 3.03 Authority; No Violation.

     (a) SBC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by SBC and the completion by SBC of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of SBC and, except for approval of the shareholders of SBC, no other corporate proceedings on the part of SBC are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SBC and, subject to approval by the shareholders of SBC and receipt of the required approvals of Regulatory Authorities described in
Section 4.04 hereof, constitutes the valid and binding obligation of SBC, enforceable against SBC in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to State Bank, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

     (b) (A) The execution and delivery of this Agreement by SBC, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.04 hereof and SBC's and Oneida Financial's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (C) compliance by SBC, State Bank with any of the terms or provisions hereof will not: (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of SBC or any SBC Subsidiary or the charter and bylaws of State Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SBC or any SBC Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SBC or any SBC Subsidiary, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which SBC or any SBC Subsidiary, is a party, or by which they or any of their respective properties or assets may be bound or affected.

     Section 3.04 Consents

     Except for the consents, waivers, approvals, and filings from or with the Regulatory Authorities referred to in Section 4.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the shareholders of SBC, no consents, waivers or approvals of, or filings or registrations with, any governmental authority are necessary. To SBC's knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary in connection with (a) the execution and delivery of this Agreement by SBC, and (b) the completion by SBC or State Bank of the transactions contemplated hereby. SBC and State Bank have no reason to believe that (i) any required consents or approvals will not be received, or (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

     Section 3.05 Financial Statements

     (a) SBC has previously delivered to Oneida Financial the SBC Regulatory Reports. The SBC Regulatory Reports have been, and will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, and will fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of SBC as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

     (b) SBC has previously delivered to Oneida Financial the SBC Financials. The SBC Financials have been, and will be, prepared in accordance with GAAP, and (including the related notes where applicable) fairly present, or will fairly present, in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of SBC and the SBC Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by the applicable Regulatory Authorities.

     (c) At the date of each balance sheet included in the SBC Financials or the SBC Regulatory Reports, SBC did not have, and will not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such SBC Financials or SBC Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate and which are incurred in the ordinary course of business, consistent with past practice and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

     (d) SBC and State Bank have filed all SBC Regulatory Reports, together with any amendments required to be made with respect thereto, that were required to be filed.

     Section 3.06 Taxes

     SBC and the SBC Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). SBC has duly filed all federal, state and material local tax returns required to be filed by or with respect to SBC and all SBC Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from SBC and any SBC Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or
(iii) have not yet been fully determined. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of SBC or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where SBC or any of its Subsidiaries do not file tax returns that SBC or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in SBC DISCLOSURE
SCHEDULE 3.06, SBC and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. SBC and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and SBC and each of its Subsidiaries has timely complied with all applicable information reporting requirements under
Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements in all material respects.

     Section 3.07 No Material Adverse Effect

     SBC and the SBC Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2000.

     Section 3.08 Contracts

     (a) Except as set forth in SBC DISCLOSURE SCHEDULE 3.08(a), neither SBC nor any SBC Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of SBC or any SBC Subsidiary, except for "at will" arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of SBC or any SBC Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of SBC or any SBC Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by SBC; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which SBC or any SBC Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Oneida Financial or any Oneida Financial Subsidiary; (vi) any agreement, written or oral, that obligates SBC or any SBC Subsidiary for the payment of more than $15,000 annually; or (vii) any contract (other than this Agreement) limiting the freedom, in any material respect, of SBC or any SBC Subsidiary, to engage in any type of banking or bank-related business which SBC or any SBC Subsidiary, is permitted to engage in under applicable law as of the date of this Agreement.

     (b) True and correct copies of agreements, plans, contracts, arrangements and instruments referred to in Section 3.08(a), have been provided to Oneida Financial on or before the date hereof, are listed on SBC DISCLOSURE SCHEDULE 3.08(a) and are in full force and effect on the date hereof and neither SBC nor any SBC Subsidiary (nor, to the knowledge of SBC, any other party to any such contract, plan, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument. Except as set forth in the SBC DISCLOSURE SCHEDULE 3.08(b), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. Except as set forth in SBC DISCLOSURE SCHEDULE 3.08(b), none of the employees (including officers) of SBC, possesses the right to terminate his/her employment as a result of the execution of this Agreement. Except as set forth in SBC DISCLOSURE SCHEDULE 3.08(b), no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which SBC or any SBC Subsidiary is a party or under which SBC or any SBC Subsidiary may be liable contains any provision which permits an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in SBC DISCLOSURE SCHEDULE 3.08(b), no such agreement, plan, contract, or arrangement
(x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of SBC or any SBC Subsidiary absent the occurrence of a subsequent event; or (y) requires SBC or any SBC Subsidiary to provide a benefit in the form of SBC Common Stock or determined by reference to the value of SBC Common Stock. Except as set forth in SBC DISCLOSURE SCHEDULE 3.08(b), no such agreement, plan or arrangement with respect to officers or directors of SBC, or to SBC's knowledge, to its employees, provides for benefits which will cause an "excess parachute payment" or the disallowance of a federal income tax deduction under IRC Section 280G.

     Section 3.09 Ownership of Property; Insurance Coverage

     (a) Except as disclosed in SBC DISCLOSURE SCHEDULE 3.09, SBC and the SBC Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by SBC or any SBC Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the SBC Regulatory Reports and in the SBC Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to any inter-bank credit facilities, or any transaction by a SBC Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) items permitted under Article V. SBC and the SBC Subsidiaries, as lessee, have the right under valid and subsisting leases of real and material personal properties used by SBC and its Subsidiaries in the conduct of their businesses to occupy or use all such leased properties as presently occupied and used by each of them. Except as disclosed in SBC DISCLOSURE SCHEDULE 3.09(a), such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the SBC Financials.

     (b) With respect to all material agreements pursuant to which SBC or any SBC Subsidiary has purchased securities subject to an agreement to resell, if any, SBC or such SBC Subsidiary, as the case may be, has a lien or security interest (which to SBC's knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

     (c) SBC and each SBC Subsidiary currently maintains insurance considered by SBC to be reasonable for their respective operations and similar in scope and coverage to that customarily maintained by other businesses similarly engaged in a similar location, in accordance with good business practice. SBC has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in SBC DISCLOSURE SCHEDULE 3.09(c), there are presently no material claims pending under such policies of insurance and no notices have been given by SBC under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years SBC has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

     Section 3.10 Legal Proceedings

     Neither SBC nor any SBC Subsidiary is a party to any, and there are no pending or, to the best of SBC's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against SBC or any SBC Subsidiary, (ii) to which SBC or any SBC Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of SBC to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses
(i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on SBC and the SBC Subsidiaries, taken as a whole.

     Section 3.11 Compliance With Applicable Law

     (a) SBC and the SBC Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect on SBC and the SBC Subsidiaries, taken as a whole. SBC and its Subsidiaries, directly or indirectly, own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of SBC and its Subsidiaries.

     (b) Neither SBC nor any SBC Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that SBC or any SBC Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to SBC or any SBC Subsidiary; (iii) requiring or threatening to require SBC or any SBC Subsidiary, or indicating that SBC or any SBC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of SBC or any SBC Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of SBC or any SBC Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither SBC nor any SBC Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory ratings given to State Bank as to compliance with the Community Reinvestment Act is satisfactory or better.

     Section 3.12 ERISA/Employee Compensation

     (a)  SBC  DISCLOSURE  SCHEDULE  3.12  includes  a  descriptive  list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other benefit practices, policies and arrangements maintained by SBC or any SBC Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of SBC or any SBC Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the "Compensation and Benefit Plans"). A true and correct copy of each Compensation and Benefit Plan has previously been delivered to Oneida Savings and is attached to SBC DISCLOSURE
SCHEDULE 3.12(a). Neither SBC nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify, change or renew any existing Compensation and Benefit Plan.

     (b) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Age Discrimination in Employment Act, and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and SBC is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the best knowledge of SBC, threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither SBC nor any SBC Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject SBC or any SBC Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof and subsequently expires as of the day next preceding the Effective Date.

     (c) Neither SBC, nor any SBC Subsidiary or any entity which is considered one employer with SBC under Section 4001(a)(14) of ERISA or Section 414(b) or
(c) of the Code (an "ERISA Affiliate") is a sponsor of or maintains a defined benefit Pension Plan or any Compensation and Benefit Plan subject to Title IV of ERISA, or has any liability under any such plan that was previously sponsored or maintained by it. No notice of a "reportable event", within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any single employer plan of an ERISA Affiliate (an "ERISA Affiliate Plan") within the 12-month period ending on the date hereof. To the knowledge of SBC, there is no pending investigation or enforcement action by any Regulatory Authority with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan.

     (d) All material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which SBC or any SBC Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued monthly on SBC' consolidated financial statements. SBC and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes as required by generally accepted accounting principles. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA. None of SBC, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, or (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a Lien under Section 412(n) of the Code or pursuant to ERISA.

     (e) Except as set forth in SBC DISCLOSURE SCHEDULE 3.12(e), neither SBC nor any SBC Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by SBC or any SBC
Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

     (f) SBC and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign employees.

     (g) With respect to each Compensation and Benefit Plan, if applicable, SBC has provided or made available to Oneida Savings copies of the: (A) rust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) most recent actuarial report and financial statement; (D) the most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS; and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

     (h) Except as set forth in SBC DISCLOSURE SCHEDULE 3.12(h), the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Merger Effective Date) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

     (i) No compensation payable by SBC or any SBC Subsidiary to any of their employees under any Compensation and Benefit Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the IRC.

     Section 3.13 Brokers, Finders and Financial Advisors

     Other than the engagement of FinPro, Inc. to render its opinion as contemplated by Section 3.20 of this Agreement, neither SBC nor any SBC Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, which has not been reflected in the SBC Financials.

     Section 3.14 Environmental Matters

     (a) With respect to SBC and each of its Subsidiaries:

     (i) Each of SBC and its Subsidiaries, the Participation Facilities, and, to SBC's knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

     (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to SBC's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries or any Participation Facility;

     (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to SBC's knowledge threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or SBC or any of its Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

     (iv) To SBC's knowledge, the properties currently owned or operated by SBC or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

     (v) Neither SBC nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

     (vi) To SBC's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by SBC or any of its Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by SBC or any of its Subsidiaries or any Participation Facility; and

     (vii) To SBC's knowledge, during the period of SBC's or any of its Subsidiaries' ownership or operation of any of their respective current properties or SBC's or any of its Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To SBC's knowledge, prior to the period of (x) SBC's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (y)
SBC's or any of its Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

     (viii) Neither SBC nor State Bank has conducted any environmental studies during the past ten years with respect to any properties owned or leased by them or any of their Subsidiaries.

     (b) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     Section 3.15 Loan Portfolio

     (a) The allowance for possible losses reflected in SBC's statement of condition at September 30, 2001 was, and the allowance for possible losses shown on the balance sheets in SBC's Regulatory Reports for periods ending after September 30, 2001 will be, adequate, as of the dates thereof, under GAAP.

     (b) SBC DISCLOSURE SCHEDULE 3.15 sets forth a listing, as of the last business day prior to the date of this Agreement, by account, of: (A) all loans (including loan participations) of SBC or any SBC Subsidiary that have been accelerated during the past twelve months; (B) all loan commitments or lines of credit of SBC or any SBC Subsidiary which have been terminated by SBC or any SBC Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) all loans, lines of credit and loan commitments as to which SBC or any SBC Subsidiary has given written notice of its intent to terminate during the past twelve months; (D) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from SBC or any SBC Subsidiary to any of their respective borrowers, customers or other parties during the past twelve months wherein SBC or any SBC Subsidiary has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (E) each borrower, customer or other party which has notified SBC or any SBC Subsidiary during the past twelve months of, or has asserted against SBC or any SBC Subsidiary, in each case in writing, any "lender liability" or similar claim, and, to the knowledge of SBC, each borrower, customer or other party which has given SBC or any SBC Subsidiary any oral notification of, or orally asserted to or against SBC or any SBC Subsidiary, any such claim; (F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and (G) all assets classified by SBC or any SBC Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

     (c) All loans receivable (including discounts) and accrued interest entered on the books of SBC and State Bank arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of SBC's or State Bank's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. To the knowledge of SBC and State Bank, the loans, discounts and the accrued interest reflected on the books of SBC and State Bank are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by SBC or State Bank free and clear of any Liens.

     (d) The notes and other evidences of indebtedness evidencing the loans described in clause (c) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

     (c) SBC DISCLOSURE SCHEDULE 3.15 sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of SBC, State Bank and any of their Subsidiaries that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import, and SBC and its Subsidiaries shall promptly after the end of any month inform Oneida Financial of any such classification arrived at any time after the date hereof. The other real estate owned ("OREO") included in any non-performing assets of SBC, State Bank or any of their Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

     Section 3.16 Related Party Transactions

     Except as disclosed in SBC DISCLOSURE SCHEDULE 3.16, SBC is not a party to any transaction (including any loan or other credit accommodation) with any Affiliate of SBC (except a SBC Subsidiary). Except as disclosed in SBC DISCLOSURE SCHEDULE 3.16, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of SBC is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. SBC has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by SBC is inappropriate.

     Section 3.17 Schedule of Termination Benefits

     SBC  DISCLOSURE  SCHEDULE  3.17  includes  a  schedule  of all  termination benefits and related payments that would be payable to the individuals identified thereon, excluding any options to acquire SBC Common Stock, granted to such individuals, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by SBC solely for the benefit of officers or directors of SBC or SBC Subsidiaries (the "Benefits Schedule"), assuming their employment or service is terminated as of January 30, 2002 and the Closing Date occurs immediately prior to such termination. No other individuals are entitled to benefits under any such plans.

     Section 3.18 Deposits

     None of the deposits of SBC or any of its Subsidiaries is a "brokered" deposit as defined in 12 CFR 337.6(a)(2).

     Section  3.19  Antitakeover  Provisions  Inapplicable;   Required  Vote  of
Stockholders

     Except as set forth on SBC DISCLOSURE SCHEDULE 3.19, and except for approvals required under the federal and state banking laws, the transactions contemplated by this Agreement are not subject to any applicable state takeover law. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of SBC common stock entitled to vote is necessary to approve this Agreement and the transactions contemplated hereby.

     Section 3.20 Fairness Opinion

     SBC has received an opinion from FinPro, Inc., to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of SBC pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

     Section 3.21 Administration of Fiduciary Accounts

     SBC and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations, except for failures to so administer which would not have a Material Adverse Effect on the SBC. Neither SBC nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account, except for breaches of trust and failures to maintain records which would not, individually or in the aggregate, have a Material Adverse Effect on SBC.

     Section 3.22 Derivative Transactions

     All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for SBC's own account, or for the account of one or more of its Subsidiaries or their customers (all of which are set forth in SBC DISCLOSURE
SCHEDULE 3.22), were entered into in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of SBC or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither SBC nor any of its Subsidiaries, nor to the Knowledge of SBC any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

     Section 3.23 Information in the Proxy Statement

     SBC represents and warrants that the Proxy Statement will not, either at the time it is mailed to the SBC Stockholders or at the time of the SBC stockholders meeting, contain any untrue statement of a material fact of omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, no representation or warranty is made hereby with respect to information supplied or required to be supplied by Oneida Financial for inclusion in the proxy statement.

     Section 3.24 Good Faith

     Neither the SBC or any SBC Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any approval from any regulatory authority or the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF ONEIDA FINANCIAL

     Oneida Financial represents and warrants to SBC that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Oneida Financial Disclosure Schedules delivered by Oneida Financial to SBC on the date hereof. Oneida Financial has made a good faith effort to ensure that the disclosure on each schedule of the Oneida Financial Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Oneida Financial Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

     Section 4.01 Organization

     (a) Oneida Financial is a corporation duly organized, validly existing and in good standing under the laws of the United States of America, and is duly registered as a savings and loan holding company under the HOLA. Oneida Merger Corp will be a corporation duly organized, validly existing and in good standing under the laws of the State of New York prior to and on the Merger Effective Date. Oneida Financial has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

     (b) Oneida Savings is a stock savings bank duly organized, validly existing and in good standing under the laws of the State of New York. The deposits of Oneida Savings are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Oneida Savings.

     (c) Oneida Financial owns all of the capital stock of Oneida Savings, free and clear of any lien or encumbrance.

     Section 4.02 Authority; No Violation

     (a) Each of Oneida Financial and Oneida Savings has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Oneida Financial and Oneida Savings and the completion by Oneida Financial and Oneida Savings of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Oneida Financial and Oneida Savings, respectively, and no other corporate proceedings on the part of Oneida Financial and Oneida Savings are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Oneida Financial and Oneida Savings and, subject to receipt of the required approvals of Regulatory Authorities described in Section 4.04 hereof, constitutes the valid and binding obligation of Oneida Financial and Oneida Savings, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

     (b) (A) The execution and delivery of this Agreement by Oneida Financial and Oneida Savings, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.04 hereof and SBC's and Oneida Financial's and Oneida Savings' compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (C) compliance by Oneida Financial or Oneida Savings with any of the terms or provisions hereof, will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Oneida Financial or any Oneida Financial Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Oneida Financial or any Oneida Financial Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Oneida Financial or any Oneida Financial Subsidiary, or under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Oneida Financial or any Oneida Financial Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts.

     Section 4.03 Consents

     Except for consents, approvals, filings and registrations from or with the Superintendent, FDIC, FRB and OTS, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of SBC, and the filing of the certificates of merger with the OTS, and the New York Department of State, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Oneida Financial and Oneida Savings, and (b) the completion by Oneida Financial and Oneida Savings of the transactions contemplated hereby. Neither Oneida Financial nor Oneida Savings has any reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Oneida Financial's or Oneida Savings' ability to complete the transactions contemplated by this Agreement, or (ii) that any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

     Section 4.04 Compliance With Applicable Law

     Neither Oneida Financial nor any Oneida Financial Subsidiary has received any notification or communication from any Regulatory Authority: (i) asserting that Oneida Financial or any Oneida Financial Subsidiary is not in compliance in any material manner with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Oneida Financial or any Oneida Financial Subsidiary; (iii) requiring or threatening to require Oneida Financial or any Oneida Financial Subsidiary, or indicating that Oneida Financial or any Oneida Financial Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Oneida Financial or any Oneida Financial Subsidiary; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Oneida Financial or any Oneida Financial Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Oneida Financial nor any Oneida Financial Subsidiary is a party to, nor has consented to any Regulatory Agreement. The most recent regulatory rating given to Oneida Savings as to compliance with the CRA is satisfactory or better.

     Section 4.05 Information to be Supplied

     The information to be supplied by Oneida Financial for inclusion in the Proxy Statement will not, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Oneida Financial for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

     Section 4.06 Financing

     As of the date hereof Oneida Financial has adequate financial resources under regulatory capital standards, and at the Merger Effective Date Oneida Financial will have sufficient cash funds to meet its obligations under this Agreement and to consummate in a timely manner the transactions contemplated hereby and thereby, including without limitation the payment of the Merger Consideration.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

     Section 5.01 Conduct of SBC's Business

     (a) From the date of this Agreement to the Closing Date, SBC, State Bank and each SBC Subsidiary will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of Oneida Financial. SBC, State Bank and each SBC Subsidiary will use their reasonable good faith efforts, to (i) preserve their business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for themselves the good will of their customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Oneida Financial in writing or as contemplated or required by this Agreement, SBC will not, and SBC will not permit any SBC Subsidiary to:

     (i) amend or change any provision of its certificate of incorporation, charter, or bylaws;

     (ii) change the number of authorized or issued shares of its capital stock or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that SBC may continue to pay its regular quarterly cash dividend of $.30 per share with payment and record dates consistent with past practice;

     (iii) grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except and as may be required pursuant to legally binding commitments existing on the date hereof and set forth on SBC DISCLOSURE SCHEDULES 3.08 and 3.12;

     (iv) enter into or, except as may be required by law, modify any pension, retirement, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

     (v) merge or consolidate SBC or any SBC Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of SBC or any SBC Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between SBC, or any SBC Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any SBC Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

     (vi) sell or otherwise dispose of the capital stock of SBC or sell or otherwise dispose of any asset of SBC or of any SBC Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of SBC or of any SBC Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

     (vii) take any action which would result in any of the representations and warranties of SBC set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

     (viii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating SBC or State Bank;

     (ix) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which SBC or any SBC Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

     (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc. or otherwise alter, in any material respect, the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of mortgage-backed securities;

     (xi) except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the SBC DISCLOSURE
SCHEDULE 5.01(a)(xi), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $50,000 in the aggregate for unsecured loans and $150,000 in the aggregate for secured loans; provided, however, that Oneida Financial's prior written consent or approval to any new loan or other credit facility commitment shall not be unreasonably withheld or delayed;

     (xii) enter into, renew, extend or modify any other transaction with any Affiliate;

     (xiii) purchase any debt securities, or enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

     (xiv) except for the execution of this Agreement and actions taken in accordance with this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

     (xv) make any change in policies with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies, including deposit liabilities, in any material respect except as may be required by changes in applicable law or regulations;

     (xvi) except for the execution of this Agreement, or resulting therefrom, take any action that would give rise to an acceleration of the right to payment to any individual under any Compensation and Benefit Plan;

     (xvii) make any capital expenditures in excess of $10,000 individually or $25,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

     (xviii) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

     (xix) sell any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) or OREO properties (other than sales of OREO which generate a net book loss of not more than $5,000 per property);

     (xx) modify or restructure the terms of any loan;

     (xxii) sell or otherwise dispose of any loan mortgage-backed security or investment security except in the ordinary course of business consistent with past practices;

     (xxiii) undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by SBC or any SBC Subsidiary of more than $10,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof;

     (xxiv) charge-off any loan with a principal balance in excess of $5,000; or

     (xxv) agree to do any of the foregoing.

     (b) For purposes of this Section 5.01, unless provided for in a business plan, budget or similar document delivered to Oneida Financial prior to the date of this Agreement, it shall not be considered in the ordinary course of business for SBC or any SBC Subsidiary to do any of the following: (i) except as set forth in SBC DISCLOSURE SCHEDULE 5.01(b), make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $10,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by SBC or a SBC Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or (ii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by SBC or any SBC Subsidiary of more than $5,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

     Section 5.02 Access; Confidentiality

     (a) Each of SBC and the SBC Subsidiaries shall permit Oneida Financial and its representatives reasonable access to its properties, and shall disclose and make available to them all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of SBC and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any Regulatory Authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Oneida Financial may have a reasonable interest. SBC and State Bank shall make their respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Oneida Financial and its representatives. SBC and State Bank shall permit a representative of Oneida Financial to attend any meeting of their Boards of Directors or the Executive Committees thereof. SBC and each Subsidiary shall permit Oneida Financial, at its expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or occupied by SBC or any SBC Subsidiary. The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the agreement, dated August 10, 2001 between SBC and Oneida Financial (the "Confidentiality Agreement").

     (b) Oneida Financial agrees to conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

     (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, SBC shall permit employees of Oneida Financial reasonable access to information relating to problem loans, loan restructurings and loan work-outs of SBC.

     (d) If the transactions contemplated by this Agreement shall not be consummated, SBC and Oneida Financial will each destroy or return all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. SBC and Oneida Financial shall each give prompt written notice to the other party of any contemplated disclosure where such disclosure is so legally required.

     Section 5.03 Regulatory Matters and Consents

     (a) Oneida Financial and Oneida Savings will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

     (b) SBC will furnish Oneida Financial with all information concerning SBC and SBC Subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Oneida Financial to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

     (c) Oneida Financial and SBC will promptly furnish each other with copies of all material written communications to, or received by them from any Regulatory Authority in respect of the transactions contemplated hereby.

     (d) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. Oneida Financial will furnish SBC with (i) copies of all Applications prior to filing with any Regulatory Authority and provide SBC a reasonable opportunity to provide changes to such Applications, and (ii) copies of all Applications filed by Oneida Financial.

     (e) SBC and Oneida Financial will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it and its Subsidiaries as may be necessary or advisable in connection with any Application or filing (including the Proxy Statement and any report filed with the SEC) made by or on behalf of Oneida Financial or SBC to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other.

     Section 5.04 Taking of Necessary Action

     (a) Oneida Financial and SBC shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement, and
(ii) take or cause to be taken all action necessary on its part using its best efforts so as to permit completion of the Merger including, without limitation,
(A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither SBC nor any SBC Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Oneida Financial, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement; provided that nothing herein contained shall preclude Oneida Financial or SBC from exercising its rights under this Agreement.

     (b) SBC shall prepare, subject to the review and consent of Oneida Financial with respect to matters relating to Oneida Financial and the transactions contemplated by this Agreement, a Proxy Statement to be mailed to the shareholders of SBC in connection with the meeting of its shareholders and transactions contemplated hereby, which Proxy Statement shall conform to all applicable legal requirements. The parties shall cooperate with each other with respect to the preparation of the Proxy Statement.

     Section 5.05 Certain Agreements

     (a) From and after the Merger Effective Date through the third anniversary thereof, or until the final disposition of such Claim (as herein defined) with respect to any Claim asserted within the period, Oneida Financial shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless each present and former director and officer of SBC and any SBC Subsidiary determined as of the Closing Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Oneida Financial, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Merger Effective Date (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of SBC or any SBC Subsidiary, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of SBC or any SBC Subsidiary are entitled under applicable law as in effect on the date hereof (and Oneida Financial shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible under applicable law as in effect on the date hereof; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final non-appealable disposition of such Claim.

     (b) Any Indemnified Party wishing to claim indemnification under Section 5.05(a), upon learning of any Claim, shall promptly notify Oneida Financial, but the failure to so notify shall not relieve Oneida Financial of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Oneida Financial. In the event of any Claim, (i) Oneida Financial shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and upon such assumption shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Oneida Financial elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Oneida Financial and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them and Oneida Financial, and Oneida Financial shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided further that Oneida Financial shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (ii) the Indemnified Parties will cooperate in the defense of any such Claim and (iii) Oneida Financial shall not be liable for any settlement effected without its prior written consent.

     (c) In the event Oneida Financial or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Oneida Financial assume the obligations set forth in this Section 5.05.

     (d) Oneida Financial shall maintain in effect for three years from the Closing Date, if available, the current directors' and officers' liability insurance policy maintained by SBC (provided that Oneida Financial may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Closing Date, provided, however, that in no event shall Oneida Financial be required to expend pursuant to this Section 5.05(d) more than the amount equal to 120% of the current annual amount expended by SBC to maintain or procure insurance coverage pursuant hereto. In connection with the foregoing, SBC agrees to provide such insurer or substitute insurer with such representations as such insurer may reasonably request with respect to the reporting of any prior claims.

     (e) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     Section 5.06 No Other Bids and Related Matters

     From and after the date hereof until the termination of this Agreement, neither SBC, nor any SBC Subsidiary, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by SBC or any SBC Subsidiary), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any SBC Subsidiary or any investment banker, financial advisor, attorney, accountant or other representative retained by any SBC Subsidiary to take any such action, and SBC shall notify Oneida Financial orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any SBC Subsidiary or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters; provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of Directors of SBC from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal to acquire SBC pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that: (A) the Board of Directors of SBC receives an opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to SBC's stockholders; (B) the Board of Directors of SBC, after consultation with and after considering the advice of independent legal counsel, determines in good faith that failure to take such action may cause the Board of Directors of SBC to breach its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal"); (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, SBC (x) notifies Oneida Financial of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with SBC or any of its representatives, indicating in connection with such notice, the name of such person and the material terms and conditions of any inquiries, proposals or offers, and (y) receives from such person or entity an executed confidentiality agreement substantially identical to the Confidentiality Agreement; and (D) the SBC special meeting of stockholders convened to approve this Agreement has not occurred, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, or (iii) prior to the SBC special meeting of stockholders convened to approve the Agreement, failing to make or withdrawing or modifying its recommendation for stockholders to approve this Agreement because of a Superior Proposal if there exists a Superior Proposal and the Board of Directors of SBC, after consultation with and after considering the advice of independent legal counsel, determined in good faith that failure to take such action may cause such Board of Directors to breach its fiduciary duties to stockholders under applicable law. Notwithstanding the foregoing, this Agreement shall be submitted to the SBC stockholders for the purpose of adopting this Agreement and approving the Merger, provided that this Agreement shall not be required to be submitted to the stockholders of SBC if this Agreement has been terminated pursuant to Section 7.01(c)(iv) or (d)(iv). SBC agrees that it will promptly keep Oneida Financial informed of the status and terms of any Acquisition Proposals and the discussions or negotiations relating thereto. For purposes of this Agreement, "Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving SBC or any SBC Subsidiary: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of SBC, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of SBC or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     Section 5.07 Duty to Advise; Duty to Update the SBC Disclosure Schedules

     SBC shall promptly advise Oneida Financial of any change or event having a Material Adverse Effect on it or on any SBC Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. SBC shall update the SBC DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the SBC DISCLOSURE SCHEDULES. The delivery of such updated Schedule shall not relieve SBC from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.02(c) hereof.

     Section 5.08 Conduct of Oneida Financial's Business

     From the date of this Agreement to the Closing Date, Oneida Financial will use its best efforts to (x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of customers of Oneida Savings and its other Subsidiaries. From the date of this Agreement to the Closing Date, neither Oneida Financial nor any Oneida Financial Subsidiary will (i) amend its certificate of incorporation, charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement, (ii) take any action which would result in any of the representations and warranties of Oneida Financial or Oneida Savings set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law, (iii) take any action which would or is reasonably likely to adversely effect or materially delay the receipt of the necessary approvals from the Regulatory Authorities, (iv) take action that would or is reasonably likely to materially and adversely affect Oneida Financial's ability to perform its covenants and agreements under this Agreement, (v) take any action that would result in any of the conditions to the Merger not being satisfied, or (vi) agree to do any of the foregoing.

     Section 5.09 Board and Committee Minutes

     SBC and State Bank shall each  provide to Oneida  Financial  within  thirty
(30) days after any meeting of their respective Board of Directors, or any committee thereof, a copy of the minutes of such meeting, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date (provided that they may redact any portion of the minutes that relate to any confidential discussion of the Agreement and the transactions contemplated thereby).

     Section 5.10 Undertakings by SBC and Oneida Financial

     (a) From and after the date of this Agreement:

     (i) Voting by Directors. Simultaneously with the execution of this Agreement, each Director of SBC shall enter into the agreement set forth as Exhibit A to this Agreement;

     (ii) Proxy Solicitor. SBC shall if requested to do so by Oneida Financial retain a proxy solicitor in connection with the solicitation of shareholder approval of this Agreement;

     (iii) Outside Service Bureau Contracts. If requested to do so by Oneida Financial, SBC shall use its best efforts to obtain an extension of, or termination of, any contract with an outside service bureau or other vendor of services to SBC, on terms and conditions mutually acceptable to SBC and Oneida Financial;

     (iv) Board Meetings. SBC and State Bank shall permit a representative of Oneida Financial to attend any meeting of SBC or State Bank's Board of Directors or the Executive Committees thereof (provided that they shall not be required to permit the Oneida Financial representative to remain present during any confidential discussion of the Agreement and the transactions contemplated thereby). SBC and State Bank shall effect such changes to the Restated Organization Certificate and the Bylaws of State Bank, to be effective as of the Merger Effective Date, as Oneida Financial may reasonably request in order to facilitate the operation of State Bank as a wholly-owned subsidiary of Oneida Savings;

     (v) List of Nonperforming Assets and Lending Activities. SBC shall provide Oneida Financial, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No.15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans. On a bi-weekly basis, SBC shall provide Oneida Financial with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan. To the extent that SBC or State Bank charges-off a loan, SBC or State Bank will forward such loan to a collection agency to be mutually agreed upon by SBC and Oneida Financial. SBC shall not foreclose on any real estate loan except to the extent that SBC and Oneida Financial mutually agree on the conditions of the foreclosure proceedings;

     (vi) Reserves and Merger-Related Costs. On or before the Merger Effective Date, SBC shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of SBC to those of Oneida Financial (as such practices and methods are to be applied to SBC from and after the Closing Date) and Oneida Financial's plans with respect to the conduct of the business of SBC following the Merger and otherwise to reflect Merger-related expenses and costs incurred by SBC. Provided, however, that SBC shall not be required to take such action unless Oneida Financial agrees in writing that all conditions to closing set forth in Section 6.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Oneida Financial of the writing referred to in the preceding clause, SBC shall provide Oneida Financial a written statement, certified by the chief executive officer of SBC and dated the date of such writing, that the representation made in
Section 3.15(b) hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by SBC or any SBC Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.01(b) hereof. No action shall be required to be taken by SBC pursuant to this Section 5.10(vi) if, in the opinion of SBC's independent auditors, such action would contravene GAAP;

     (vii) Shareholders Meeting. SBC shall submit this Agreement to its shareholders for approval at a meeting to be held within ninety (90) days of the date of this Agreement, and, subject to the next sentence, its Boards of Director shall recommend approval of this Agreement to the SBC shareholders. The Board of Directors of SBC may fail to make such a recommendation, or withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in Section 5.06 of this Agreement, and only if such Board of Directors, after having consulted with and considered the advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under New York law; and

     (viii) Systems Conversions. SBC and Oneida Financial shall meet on a regular basis to discuss and plan for the conversion of SBC and the SBC Subsidiaries' data processing and related electronic informational systems to those used by Oneida Financial and its subsidiaries, which planning shall include, but not be limited to, discussion of the possible termination by SBC and State Bank of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by SBC or any of its Subsidiaries in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that SBC shall not be obligated to take any such action prior to the Effective Time and, unless SBC otherwise agrees, no conversion shall take place prior to the Effective Time. In the event that SBC or any of its Subsidiaries takes, at the request of Oneida Financial, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees, expenses or charges, Oneida Financial shall indemnify SBC and its Subsidiaries for any such fees, expenses and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated because of a breach of this Agreement by Oneida Financial.

     (b) From and after the date of this Agreement, Oneida Financial and SBC shall each:

     (i) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Proxy Statement, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and (D) all other documents contemplated by this Agreement;

     (ii) Public Announcements. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to shareholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

     (iii) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

     (iv) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with generally accepted accounting principles applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered; or

     (v) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

     Section 5.11 Employee and Termination Benefits; Directors and Management

     (a) Oneida Financial will review all Compensation and Benefit Plans to determine whether to maintain, terminate or continue such plans. All SBC employees who become participants in an Oneida Financial (or Subsidiary) Plan shall, for purposes of determining eligibility for and vesting of such employee benefits only (and not for pension benefit accrual purposes) and, if applicable and permitted under the Oneida Financial (or Subsidiary) Plan(s), for purposes of satisfying any waiting periods concerning "preexisting conditions" and the satisfaction of any "copayment" or deductible requirements, be given credit for service with SBC or an SBC subsidiary or any predecessor thereto prior to the Effective Date.

     (b) After the Merger Effective Date, any former employees of SBC or any SBC Subsidiary whose employment is terminated, other than for cause, voluntary resignation, retirement or disability, within twelve (12) months of the Closing Date shall be provided with severance benefits in accordance with Oneida Financial DISCLOSURE SCHEDULE 5.11(b).

     (c) On or immediately after the Merger Effective Date, Mr. Thomas S. Bielicki will retire as President and Chief Executive Officer of SBC and State Bank. Oneida Financial shall enter into an employment agreement with Mr. Bielicki in accordance with the terms set forth in Oneida Financial DISCLOSURE
SCHEDULE 5.11(c).

     (d) After the Merger Effective Date, Oneida Financial shall, within the statutory transition period set forth under Code Section 410(b)(6)(C), either terminate the defined benefit pension plan ("Pension Plan") maintained by SBC or an SBC Subsidiary for the benefit of its or their employees or freeze benefit accruals thereunder. In the event that an employer reversion within the meaning of Code Section 4980(c)(2) exists in the Pension Plan at the time of its termination, Oneida Financial shall cause the Pension Plan to be amended in connection with its termination to increase the benefits available to participants and beneficiaries up to the lesser of (i) the maximum extent permitted by law or (ii) an amount sufficient to fully utilize the reversionary amount. In connection with any termination of the Pension Plan, Oneida Financial shall seek a favorable determination letter from the Internal Revenue Service with respect to the Pension Plan's tax-qualified status under Code Section 401(a) at the time of such termination and shall make, or cause to be made, all applicable regulatory filings with the Pension Benefit Guaranty Corporation.

     Section 5.12 Duty to Advise; Duty to Update Oneida Financial's Disclosure Schedules

     Oneida Financial shall promptly advise SBC of any change or event which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Oneida Financial shall update Oneida Financial's DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Oneida Financial DISCLOSURE SCHEDULE. The delivery of such updated Schedule shall not relieve Oneida Financial from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.01(c) hereof.

     Section 5.13 Governance and Related Matters

     (a) Following the Merger Effective Date, and subject to paragraph (b) below, the board of directors of State Bank and the chairman of the board of directors of State Bank shall be as mutually agreed upon between State Bank and Oneida Financial. SBC and State Bank shall effect such changes to the Organization Certificate and Bylaws of State Bank, such amendments to be effective as of the Merger Effective Date, as Oneida Financial may reasonably request in order to facilitate the operation of State Bank as a wholly-owned subsidiary of Oneida Financial. Concurrent with or immediately following the Merger Effective Date, State Bank's charter will be amended to limit State Bank's authority to that of a limited purpose commercial bank under the NYBCL.

     (b) Two current members of the board of directors of SBC, mutually agreeable to SBC and Oneida Financial, shall be appointed to the Board of Directors of Oneida Savings effective as of the Merger Effective Date. The remaining current members of the Board of Directors of SBC will be eligible to be directors of State Bank following the Merger Effective Date.

                                   ARTICLE VI
                                   CONDITIONS

     Section 6.01 Conditions to SBC's Obligations under this Agreement

     The obligations of SBC hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by SBC pursuant to Section 8.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, Oneida Financial, Oneida Savings and Oneida Merger Corp to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Oneida Financial, Oneida Savings and Oneida Merger Corp; and SBC shall have received certified copies of the resolutions evidencing such authorizations;

     (b) Covenants. The obligations and covenants of Oneida Financial and Oneida Savings required by this Agreement to be performed by Oneida Financial and Oneida Savings at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

     (c) Representations and Warranties. Each of the representations and warranties of Oneida Financial in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Merger Effective Date;

     (d) Approvals of Regulatory Authorities. The Parties shall have received all required approvals of Regulatory Authorities of the Merger, and all notice and waiting periods required thereunder shall have expired or been terminated;

     (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

     (f) Officer's Certificate. Oneida Financial shall have delivered to SBC a certificate, dated the Closing Date and signed, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (e) and (i) of this Section 6.01 have been satisfied, to the best knowledge of the officer executing the same;

     (g) Approval of SBC's Shareholders. This Agreement shall have been approved by the shareholders of SBC by such vote as is required under applicable New York law, and SBC's certificate of incorporation and bylaws.

     Section  6.02   Conditions  to  Oneida   Financial's  and  Oneida  Savings'
Obligations under this Agreement

     The obligations of Oneida Financial and Oneida Savings hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Oneida Financial and Oneida Savings pursuant to
Section 8.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, SBC to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by SBC; and Oneida Financial shall have received certified copies of the resolutions evidencing such authorizations;

     (b) Covenants. The obligations and covenants of SBC required by this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

     (c) Representations and Warranties. Each of the representations and warranties of SBC in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Merger Effective Date;

     (d) Approvals of Regulatory Authorities. Oneida Financial shall have received all required approvals of Regulatory Authorities of the Merger (without the imposition of any conditions that are in Oneida Financial's reasonable judgment unduly burdensome and which shall include any condition that would cause Oneida Financial to become a Bank Holding Company under the BHCA); and all notice and waiting periods required thereunder shall have expired or been terminated;

     (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

     (f) No Material Adverse Effect. Since December 31, 2000, there shall not have occurred any Material Adverse Effect with respect to SBC;

     (g) Approval of SBC's Shareholders. This Agreement shall have been approved by the shareholders of SBC by such vote as is required under applicable New York law, and SBC's certificate of incorporation and bylaws;

     (h) Officer's Certificate. SBC shall have delivered to Oneida Savings Financial a certificate, dated the Closing Date and signed, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (c) and (e) through (g) of this Section 6.02 have been satisfied, to the best knowledge of the officer executing the same;

     (i) Dissenters Rights. The holders of not more than 10% of the outstanding SBC Common Stock have dissented from the Merger and preserved, as of the Merger Effective Date, the right to pursue their right of appraisal for the fair value of their shares under New York law; and

     (j) Tax Opinion. Oneida Financial shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., its counsel, substantially to the effect set forth on Exhibit 6.1 attached hereto.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

         Section 7.01      Termination

     This  Agreement  may be  terminated  on or at any time prior to the Closing
Date:

     (a) by mutual written consent of the parties authorized by their respective boards of managers/directors;

     (b) by Oneida Financial or SBC (i) if the Merger Effective Date shall not have occurred on or prior to September 30, 2002, (ii) if a vote of the stockholders of SBC is taken and such stockholders fail to approve this Agreement at the meeting of stockholders (or any adjournment thereof) of SBC contemplated by Section 5.10(a)(vii) hereof, or (iii) any applicable regulatory authority formally disapproves the issuance of any required regulatory approval, unless in the case of clause (ii) of this Section 7.01(b) such failure is due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party on or before such meeting of stockholders, and in the case of clause (i) of this Section 7.01(b), the right to terminate shall not be available to any party whose failure to perform an obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger and the other transactions contemplated hereby to be consummated by September 30, 2002.

     (c) by Oneida Financial if (i) at the time of such termination any of the representations and warranties of SBC contained in this Agreement shall not be true and correct to the extent that the conditions set forth in Section 6.02(b) or (c) hereof cannot be satisfied, (ii) there shall have been any material breach of any covenant, agreement or obligation of SBC hereunder and such breach shall have not been remedied by SBC or any third-party within fifteen (15) business days after receipt by SBC of notice in writing from Oneida Financial specifying the nature of such breach and requesting that it be remedied, (iii) any applicable regulatory authority approves the transactions contemplated but with conditions attached such that the requirements of Section 6.02(d) are not satisfied, (iv) SBC has received a Superior Proposal, and in accordance with
Section 5.06 of this Agreement, the Board of Directors of SBC has entered into an acquisition agreement with respect to the Superior Proposal or withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Oneida Financial, or (v) any event occurs such that a condition set forth in Sections 6.02 hereof which must be fulfilled before Oneida Financial is obligated to consummate the Merger cannot be fulfilled and non-fulfillment is not waived by Oneida Financial.

     (d) by SBC if (i) at the time of such termination any of the representations and warranties of Oneida Financial contained in this Agreement shall not be true and correct to the extent that the condition set forth in
Section 6.01(b) and/or (c) hereof cannot be satisfied, (ii) there shall have been any material breach of any covenant, agreement or obligation of Oneida Financial hereunder and such breach shall not have been remedied within fifteen
(15) business days after receipt by Oneida Financial of notice in writing from SBC specifying the nature of such breach and requesting that it be remedied,
(iii) any event occurs such that a condition set forth in Sections 6.01 hereof which must be fulfilled before SBC is obligated to consummate the Merger cannot be fulfilled and non-fulfillment is not waived by SBC, or (iv) SBC has received a Superior Proposal, and in accordance with Section 5.06 of this Agreement, the Board of Directors of SBC has made a determination to accept such Superior Proposal subject to approval thereof by the SBC's stockholders, and simultaneously with the termination of this Agreement pursuant to this subsection SBC enters into an acquisition agreement with respect to the Superior Proposal; provided that SBC shall not terminate this Agreement pursuant to this
Section 7.01(d)(iv) and enter in a definitive agreement with respect to the Superior Proposal until the expiration of five (5) business days following Oneida Financial's receipt of written notice advising Oneida Financial that SBC has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether SBC intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, SBC shall provide a reasonable opportunity to Oneida Financial during the five day period to make such adjustments in the terms and conditions of this Agreement as would enable SBC to proceed with the Merger on such adjusted terms.

     Section 7.02 Effect of Termination

     If this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than Section 5.02(a) and (d) and Section 8.01 hereof, which shall remain in full force and effect), and except as otherwise provided herein there shall be no further liability on the part of any of Oneida Financial, Oneida Savings, Oneida Merger Corp or of SBC or State Bank, or their respective officers, directors and employees.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.01 Expenses

     (a) Except as provided herein, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel. In the event that Oneida Financial determines not to proceed with the Merger because of an imposition of a condition that would cause Oneida Financial to become a Bank Holding Company under the BHCA, SBC shall be entitled to be reimbursed for the reasonable expenses incurred by it in connection with the transactions contemplated hereby in an amount not to exceed $100,000. In the event of any termination of this Agreement pursuant to Section 7.01(b)(i), 7.01(c)(i) or (ii), or 7.01(d)(i) or
(ii) hereof because of a breach of a representation, warranty or covenant contained in this Agreement by one of the parties, and in addition to any other damages and remedies that may be available to the non-breaching party, the non-breaching party shall be entitled to payment of, and the breaching party shall pay to the non-breaching party, all out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by the non-breaching party in connection with entering into this Agreement and carrying out of any and all acts contemplated hereunder; provided, however, that this clause shall not be construed to relieve or release a breaching party from any additional liabilities or damages arising out of its willful breach of any provision of this Agreement.

     (b) As a condition of Oneida Financial's willingness, and in order to induce Oneida Financial to enter into this Agreement and to reimburse Oneida Financial for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, SBC hereby agrees to pay Oneida Financial, and Oneida Financial shall be entitled to payment of a fee of $500,000 (the "Fee"), within five business days after written demand for payment is made by Oneida Financial, following the occurrence of any of the events set forth below:

     (i) SBC terminates this Agreement pursuant to Section 7.01(d)(iv) or Oneida Financial terminates this Agreement pursuant to Section 7.01(c)(iv); or

     (ii) the entering into a definitive agreement by SBC relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving SBC within twelve (12) months after the occurrence of any of the following: (A) the termination of the Agreement by Oneida Financial pursuant to Section 7.01(c)(ii); (B) the failure of the stockholders of SBC to approve this Agreement after the occurrence of an Acquisition Proposal; or (C) September 30, 2002 if prior thereto the SBC stockholders have not adopted of this Agreement.

     If demand for payment of the Fee is made pursuant to this Section 8.01(b) and payment is timely made, then Oneida Financial will not have any other rights or claims against SBC, its Subsidiaries, and their respective officers, directors, attorneys and financial advisors under this Agreement, other than pursuant to Section 8.01(a), it being agreed that the acceptance of the Fee under this Section 8.01(b) will constitute the sole and exclusive remedy of Oneida Financial against SBC, its Subsidiaries and their respective officers, directors, attorneys and financial advisors other than pursuant to Section 8.01(a).

     Section 8.02 Non-Survival of Representations and Warranties

     All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants set forth in Article II, and Section 5.02(d), the last sentence of Section 5.02(a), Sections 5.05, 5.11, and 5.13(a), and (b), which will survive the Merger, shall terminate on the Closing Date.

     Section 8.03 Amendment, Extension and Waiver

     Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 8.04 Entire Agreement

     This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 2.02, 2.03, 2.04, 5.02, 5.05 and 8.01.

     Section 8.05 No Assignment

     Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

     Section 8.06 Notices

     All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

         (a)      If to Oneida Financial Corp. to:
                           Oneida Financial Corp.
                           182 Main Street
                           Oneida, New York 13421-1676
                           Attention:  Michael R. Kallet
                                       President and Chief Executive Officer

                  with a copy to:

                           Luse Lehman Gorman Pomerenk & Schick, PC
                           5335 Wisconsin Avenue, NW
                           Washington, D.C. 20015
                           Attention:  Eric Luse, Esq.
                                       Alan Schick, Esq.

         (b)      If to SBC, to:

                           SBC Financial Corp.
                           101 Falls Boulevard
                           Chittenango, New York 13037
                           Attn:  Thomas S. Bielicki
                                  President and Chief Executive Officer


                  with a copy to:

                           Hiscock & Barclay, LLP
                           Financial Plaza
                           221 South Warren Street
                           Syracuse, New York 13202
                           Attn:  Christopher J. Bonner, Esq.

     Section 8.07 Captions

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     Section 8.08 Counterparts

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section 8.09 Severability

     If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     Section 8.10 Specific Performance

     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 8.11 Governing Law

     This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of New York.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


  ONEIDA FINANCIAL CORP.




  By:      /s/ Michael R. Kallet
           --------------------------------------------
           Michael R. Kallet
           President and Chief Executive Officer


  ONEIDA SAVINGS BANK




  By:      /s/ Michael R. Kallet
           --------------------------------------------
           Michael R. Kallet
           President and Chief Executive Officer


  SBC FINANCIAL CORP.




  By:       /s/ Thomas S. Bielicki
            --------------------------------------------
            Thomas S. Bielicki
            President and Chief Executive Officer